  EXHIBIT 99.3

WEST FARGO, ND / ACCESSWIRE / May 12, 2022 / BT BRANDS, INC. (NASDAQ:BTBD) announced today that it completed the acquisition of Pie in the Sky Coffee and Bakery in Woods Hole, Massachusetts. www.piecoffee.com, Pie in the Sky has served the local community and the many visitors passing through the Ferry Terminal at Woods Hole since 1982. Pie in the Sky roasts its coffee and offers high-quality organic fresh-brewed coffee beverages, pastries, and breakfast items. Commenting on the acquisition, CEO Gary Copperud stated, “the Pie Coffee acquisition gives BT Brands an iconic brand and local favorite with a history of profitability. The purchase provides a platform to grow in the coffee bakery area, both retail and online. Pie in the Sky is our second acquisition since our initial public offering in November 2021. Together, the two acquisitions represent nearly doubling BT Brand’s 2021 sales. We currently have more than $10 million in cash available to pursue additional acquisitions.”

About BT Brands Restaurants Inc.: BT Brands Restaurants Inc. (“BT”) www.itsburgertime.com owns and operates nine fast-food Burger Time restaurants in North Dakota, South Dakota, and Minnesota. The Company owns Keegan Seafood Grille in Indian Rocks Beach, Florida. BT owns and operates one Dairy Queen location in Minnesota. Following its November 2021 public offering, the Company is seeking acquisitions within the restaurant industry.

Forward-Looking Statements Disclaimer:

This press release contains forward-looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek,” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the disruption to our business from the recent pandemic and its impact on our results of operations, financial condition, and prospects which may vary depending on government actions, customer behavior, the duration of staffing constraints at our restaurants, the uncertain nature of restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of the BT Brands’ Annual Report on Form 10-K for the fiscal year ended January 3, 2022, filed with the SEC, and other filings with the SEC. BT Brands disclaims any obligation or duty to update or modify these forward-looking statements.